Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the shares of Common Stock, $0.01 par value, of Ruby Tuesday, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:  March 24, 2017

CHIMERA CAPITAL INVESTMENTS, LLC

By:	Chimera Capital, LLC
Its Manager

By:	LCG Liquid Holdings, LLC
Its Manager

By:	LCG Alternative Holdings, LLC
Its Manager

By:	/s/ Fernando De Leon
	Name:	Fernando De Leon
	Title:	Authorized Signatory

CHIMERA CAPITAL, LLC

By:	LCG Liquid Holdings, LLC
Its Manager

By:	LCG Alternative Holdings, LLC
Its Manager

By:	/s/ Fernando De Leon
	Name:	Fernando De Leon
	Title:	Authorized Signatory

LCG LIQUID HOLDINGS, LLC

By:	LCG Alternative Holdings, LLC
Its Manager

By:	/s/ Fernando De Leon
	Name:	Fernando De Leon
	Title:	Authorized Signatory

LCG ALTERNATIVE HOLDINGS, LLC

By:	/s/ Fernando De Leon
	Name:	Fernando De Leon
	Title:	Authorized Signatory

LEON CAPITAL PARTNERS, LLC

By:	/s/ Fernando De Leon
	Name:	Fernando De Leon
	Title:	Managing Member

/s/ Fernando De Leon
Fernando De Leon